TARVARAN, ASKELSON & COMPANY®
CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

We consent to incorporation by reference in this registration statement of nycaMedia, Inc on Form S-1 of our audit report dated August 15, 2011, on the financial statements of nycaMedia as of December 31, 2010 and 2009.

Tarvaran Askelson & Company, LLP

Tarvaran Askelson & Company

Laguna Niguel, California
December 14, 2011